EXHIBIT 99.1

In the following discussion, “Holdco” refers to Domino’s Pizza, Inc., “Master Issuer” refers to Domino’s Pizza Master Issuer LLC, “DPL” or the “Manager” refers to Domino’s Pizza LLC, and, unless the context otherwise requires, “Domino’s” refers to Domino’s Pizza, Inc. and its subsidiaries on a consolidated basis prior to the consummation of the securitization transaction.

CAPITALIZATION OF HOLDCO

The following table sets forth the cash and cash equivalents and capitalization of Holdco as of March 26, 2017 (i) on an actual basis and (ii) on an as-adjusted basis to give effect to the transactions contemplated to occur on or prior to July 24, 2017 in connection with the issuance of the Series 2017-1 Senior Notes on July 24, 2017, including the repayment in full of the Series 2012-1 Senior Notes, as if such transactions occurred as of such date.

	As of March 26, 2017
(dollars in thousands)	Actual	As-Adjusted
	(Unaudited)
Cash and cash equivalents	$52,094	$1,041,842
Debt and capital lease obligations:
Series 2015-1 Class A-1 Notes(1)	—	—
Series 2017-1 Class A-1 Notes(2)	—	—
Series 2012-1 Class A-2 Notes(3)	$910,252	$—
Series 2015-1 Class A-2-I Notes(4)	493,750	493,750
Series 2015-1 Class A-2-II Notes(4)	790,000	790,000
Offered Notes	—	1,900,000
Capital lease obligations	5,659	5,659

Total debt and capital lease obligations(5)	$2,199,661	$3,189,409

(1)	Represents amounts outstanding with respect to the Series 2015-1 Class A-1 Notes, which are variable funding notes that were issued by the Co-Issuers on October 21, 2015. The Series 2015-1 Class A-1 Notes have a maximum outstanding principal amount of $125 million and a final legal maturity of October 2045. Notwithstanding the refinancing transaction, the Series 2015-1 Class A-1 Notes have an expected repayment date of October 2020, with an option for up to two one-year renewals (subject to certain conditions, including a minimum debt service coverage ratio). All amounts outstanding under the Series 2015-1 Class A-1 Notes were repaid and the Series 2015-1 Class A-1 Notes were cancelled on July 24, 2017.
(2)	Represents the Series 2017-1 Class A-1 Notes, which are variable funding notes that will be issued on the July 24, 2017. The Series 2017-1 Class A-1 Notes have an initial maximum outstanding principal amount of $175 million. The Master Issuer does not anticipate drawing on the Series 2017-1 Class A-1 Notes on July 24, 2017. The Master Issuer has approximately $43.7 million in undrawn letters of credit issued under the Series 2017-1 Class A-1 Notes on July 24, 2017.
(3)	The Series 2012-1 Class A-2 Notes were issued by the Co-Issuers on March 15, 2012 and have a final legal maturity of January 2042. Notwithstanding the refinancing transaction, the Series 2012-1 Class A-2 Notes have an expected repayment date of January 2019. All amounts outstanding under the Series 2012-1 Class A-2 Notes were repaid (consisting of approximately $910.3 million in aggregate principal amount of Series 2012-1 Class A-2 Notes).
(4)	The Series 2015-1 Class A-2 Notes were issued by the Co-Issuers on October 21, 2015 and have a final legal maturity of October 2045. The Series 2015-1 Class A-2-I Notes have an expected repayment date of October 2020, and the Series 2015-1 Class A-2-II Notes have an expected repayment date of October 2025.
(5)	Represents gross debt and capital lease obligation amounts and is not inclusive of debt issuance costs.

CAPITALIZATION OF THE MASTER ISSUER

The following table sets forth the cash and cash equivalents and capitalization of the Master Issuer as of March 26, 2017 (i) on an actual basis and (ii) on an as-adjusted basis to give effect to the refinancing transaction, including the repayment in full of the Series 2015-1 Senior Notes, as if such transactions occurred as of such date.

	As of March 26, 2017
(dollars in thousands)	Actual	As Adjusted
	(Unaudited)
Cash and cash equivalents	$—	$—
Debt:
Series 2015-1 Class A-1 Notes(1)	—	—
Series 2017-1 Class A-1 Notes(2)	—	—
Series 2012-1 Class A-2 Notes(3)	$910,252	$—
Series 2015-1 Class A-2-I Notes(4)	493,750	493,750
Series 2015-1 Class A-2-II Notes(4)	790,000	790,000
Offered Notes	—	1,900,000
Capital lease obligations	5,104	5,104

Total debt and capital lease obligations(5)	$2,199,106	$3,188,854

(1)	Represents amounts outstanding with respect to the Series 2015-1 Class A-1 Notes, which are variable funding notes that were issued by the Co-Issuers on October 21, 2015. The Series 2015-1 Class A-1 Notes have a maximum outstanding principal amount of $125 million and a final legal maturity of October 2045. Notwithstanding the refinancing transaction, the Series 2015-1 Class A-1 Notes have an expected repayment date of October 2020, with an option for up to two one-year renewals (subject to certain conditions, including a minimum debt service coverage ratio). All amounts outstanding under the Series 2015-1 Class A-1 Notes were repaid and the Series 2015-1 Class A-1 Notes were cancelled on July 24, 2017.
(2)	Represents the Series 2017-1 Class A-1 Notes, which are variable funding notes that will be issued on July 24, 2017. The Series 2017-1 Class A-1 Notes have an initial maximum outstanding principal amount of $175 million. The Master Issuer does not anticipate drawing on the Series 2017-1 Class A-1 Notes on July 24, 2017. The Master Issuer expects to have approximately $43.7 million in undrawn letters of credit issued under the Series 2017-1 Class A-1 Notes on July 24, 2017.
(3)	The Series 2012-1 Class A-2 Notes were issued by the Co-Issuers on March 15, 2012 and have a final legal maturity of January 2042. Notwithstanding the refinancing transaction, the Series 2012-1 Class A-2 Notes have an expected repayment date of January 2019. All amounts outstanding under the Series 2012-1 Class A-2 Notes were repaid consisting of approximately $910.3 million in aggregate principal amount of Series 2012-1 Class A-2 Notes).
(4)	The Series 2015-1 Class A-2 Notes were issued by the Co-Issuers on October 21, 2015 and have a final legal maturity of October 2045. The Series 2015-1 Class A-2-I Notes have an expected repayment date of October 2020, and the Series 2015-1 Class A-2-II Notes have an expected repayment date of October 2025.
(5)	Represents gross debt and capital lease obligation amounts and is not inclusive of debt issuance costs.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

AND OTHER DATA OF HOLDCO

The following tables present certain summary historical consolidated financial information of Holdco.

Set forth below is selected historical consolidated financial information and other data of Holdco at the dates and for the periods indicated. The selected historical financial information and other data as of December 30, 2012, December 29, 2013 and December 28, 2014 and for the fiscal years ended December 30, 2012 and December 29, 2013 have been derived from Holdco’s audited financial statements. The selected historical financial information and other data as of January 3, 2016 and January 1, 2017 and for each of the three fiscal years in the period ended January 1, 2017 have been derived from Holdco’s audited consolidated financial statements. The audited consolidated financial statements for each of the fiscal years ended December 30, 2012, December 29, 2013, December 28, 2014, January 3, 2016 and January 1, 2017 have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. The selected historical financial information and other data as of March 26, 2017 and for the three periods ended March 27, 2016 and March 26, 2017, have been derived from Holdco’s unaudited condensed consolidated financial statements. The selected historical financial information and other data for the trailing thirteen periods ended March 26, 2017 has been derived from Holdco’s audited consolidated financial statements for the fiscal year ended January 1, 2017 and Holdco’s unaudited condensed consolidated financial statements for the three periods ended March 26, 2017.

The selected historical consolidated financial information and other data should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the accompanying notes included in Holdco’s annual report on Form 10-K for the fiscal year ended January 1, 2017, which is incorporated by reference herein.

	Fiscal Years Ended					Three Periods Ended		Trailing Thirteen Periods Ended March 26, 2017
(dollars in thousands)	December 30, 2012	December 29, 2013	December 28, 2014	January 3, 2016	January 1, 2017	March 27, 2016	March 26, 2017
Income Statement Data:
Revenues
Domestic Company-Owned Stores	$323,652	$337,414	$348,497	$396,916	$439,024	$96,443	$113,545	$456,126
Domestic Franchise	195,000	212,369	230,192	272,808	312,260	68,151	79,901	324,010

Domestic Stores	518,652	549,783	578,689	669,724	751,284	164,594	193,446	780,136
Supply Chain	1,039,830	1,118,873	1,262,523	1,383,161	1,544,345	335,695	388,553	1,597,203
International Franchise	119,957	133,567	152,621	163,643	176,999	38,886	42,218	180,331

Total Revenues	1,678,439	1,802,223	1,993,833	2,216,528	2,472,628	539,175	624,217	2,557,670

Cost of Sales	1,177,101	1,253,249	1,399,067	1,533,397	1,704,937	371,959	430,401	1,763,379

Operating Margin	$501,338	$548,974	$594,766	$683,131	$767,691	$167,216	$193,816	$794,291

General and Administrative Expense	219,007	235,163	249,405	277,692	313,649	68,504	77,782	322,927

Income from Operations	$282,331	$313,811	$345,361	$405,439	$454,042	$98,712	$116,034	$471,364

Other Financial Data:
Holdco EBITDA(1)	$305,502	$339,594	$381,149	$437,873	$492,182	$106,933	$125,532	$510,781
Holdco Adjusted EBITDA(1)	$323,915	$361,948	$397,629	$456,672	$511,609	$111,917	$130,934	$530,626
Holdco Adjusted EBITDAR(1)	$363,570	$402,153	$440,610	$502,767	$561,556	$123,062	$143,458	$581,952
Depreciation and Amortization	$23,171	$25,783	$35,788	$32,434	$38,140	$8,221	$9,498	$39,417
Cash Flow Data:
Net Cash Provided by Operating Activities	$176,320	$193,989	$192,339	$291,786	$287,273	$17,148	$85,693	$355,818
Capital Expenditures	29,267	40,387	70,093	63,282	58,555	10,486	12,444	60,513

Holdco Free Cash Flow(2)	$147,053	$153,602	$122,246	$228,504	$228,718	$6,662	$73,249	$295,305

(dollars in thousands)	As of December 30, 2012	As of December 29, 2013	As of December 28, 2014	As of January 3, 2016	As of January 1, 2017	As of March 26, 2017
Balance Sheets Data:
Cash and Cash Equivalents(3)	$54,813	$14,383	$30,855	$133,449	$42,815	$52,094
Restricted Cash and Cash Equivalents	$60,015	$125,453	$120,954	$180,940	$126,496	$165,666
Working Capital(3)	$16,754	$(28,524)	$41,799	$45,714	$(34,321)	$(6,470)
Property, Plant and Equipment, Net	$91,445	$97,584	$114,046	$131,890	$138,534	$137,824
Total Assets	$443,410	$496,562	$596,333	$799,845	$716,295	$742,462
Total Debt Net of Debt Issuance Cost(4)	$1,526,005	$1,507,750	$1,501,164	$2,240,793	$2,187,877	$2,179,558
Total Liabilities	$1,778,933	$1,786,764	$1,815,798	$2,600,096	$2,599,438	$2,596,153

(1)	Holdco EBITDA, Holdco Adjusted EBITDA and Holdco Adjusted EBITDAR are non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for more information regarding these financial measures. The following table sets forth a reconciliation of Holdco EBITDA, Holdco Adjusted EBITDA and Holdco Adjusted EBITDAR to net income.
(2)	Holdco Free Cash Flow is a non-GAAP financial measure. Please see “Non-GAAP Financial Measures” for more information regarding Free Cash Flow.
(3)	Excludes restricted cash.
(4)	Includes current portion.

	Fiscal Years Ended					Three Periods Ended		Trailing Thirteen Periods Ended March 26, 2017
(dollars in thousands)	December 30, 2012	December 29, 2013	December 28, 2014	January 3, 2016	January 1, 2017	March 27, 2016	March 26, 2017
Reconciliations:
Net income	$112,392	$142,985	$162,587	$192,789	$214,678	$45,451	$62,469	$231,696
Interest expense, net	101,144	88,712	86,738	99,224	109,384	25,870	25,520	109,034
Provision for income taxes	68,795	82,114	96,036	113,426	129,980	27,391	28,045	130,634
Depreciation and amortization	23,171	25,783	35,788	32,434	38,140	8,221	9,498	39,417

Holdco EBITDA	$305,502	$339,594	$381,149	$437,873	$492,182	$106,933	$125,532	$510,781

Adjustments:
Non-cash compensation expense	17,621	21,987	17,587	17,623	18,564	4,898	5,220	18,886
Loss (gain) on disposal of assets	540	367	(1,107)	316	863	86	182	959
Loss (gain) on debt retirement	—	—	—	—	—	—	—	—
Other adjustments	252	—	—	860	—	—	—	—

Holdco Adjusted EBITDA	$323,915	$361,948	$397,629	$456,672	$511,609	$111,917	$130,934	$530,626

Rent Expense	39,655	40,205	42,981	46,095	49,947	11,145	12,524	51,326

Holdco Adjusted EBITDAR	$363,570	$402,153	$440,610	$502,767	$561,556	$123,062	$143,458	$581,952